Exhibit 99.1
Xencor Highlights Corporate Priorities and 2026 Pipeline Milestones
PASADENA, Calif.--Jan. 8, 2026-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and autoimmune diseases, today announced corporate priorities and 2026 pipeline advancement milestones for its clinical-stage portfolio of novel XmAb® drug candidates.
“Xencor designs proteins that enable potential first-in-class and best-in-class medicines for patients, and we are building on momentum from 2025, when we presented encouraging clinical data from our portfolio of T-cell engagers and TL1A antibodies,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “We are excited to be evaluating a pipeline of five wholly owned clinical-stage XmAb drug candidates and have plans this year to begin the first-in-human study of our TL1A x IL23p19 bispecific antibody for development in inflammatory bowel disease.”
“Throughout 2026, we plan to present key clinical data and program updates as we advance our oncology programs toward late-stage development and present clinical proof-of-concept data for our autoimmune programs. We are also starting the year with a strong balance sheet to execute our plans, and we look forward to several updates, potential regulatory achievements and milestones across multiple partner programs.”
Four Novel XmAb® T-Cell Engagers in Solid Tumor Oncology and B-Cell Depletion for Autoimmune Disease
XmAb819 (ENPP3 x CD3), a novel, first-in-class, tumor-targeted T-cell engaging XmAb® 2+1 bispecific antibody in development for patients with advanced clear cell renal cell carcinoma (ccRCC). Initial results from an ongoing Phase 1 study in advanced ccRCC indicated that XmAb819 demonstrated evidence of anti-tumor activity and an acceptable safety profile that was generally well tolerated. Of the 20 efficacy-evaluable patients treated at the dose levels that were preclinically predicted to be within the target dose range, 25% achieved a partial response (RECIST v1.1) as best response with a 70% disease control rate. The dose-expansion portion of the ongoing Phase 1 study is enrolling patients and dose-escalation continues. We plan to:
•Present new clinical data to support a recommended Phase 3 dose in 2H26
•Initiate tumor expansion cohorts in colorectal cancer (CRC), non-small cell lung cancer (NSCLC) and papillary renal cell carcinoma (pRCC) during 2026
•Initiate a pivotal study of XmAb819 in ccRCC during 2027
XmAb541 (CLDN6 x CD3), a novel, first-in-class, tumor-targeted T-cell engaging XmAb 2+1 bispecific antibody in development for patients with advanced gynecologic and germ cell tumors. In 2025, Xencor presented early efficacy data from a cohort in the ongoing Phase 1 dose-escalation study of XmAb541. Nine patients had received XmAb541 in the most recently completed escalation cohort. Confirmed partial responses (RECIST v1.1) were observed in three patients: one patient with ovarian cancer and two patients with germ cell tumors. We plan to:
•Present new clinical data to support a recommended Phase 3 dose in 2H26
•Initiate a pivotal study of XmAb541 during 2027
Plamotamab (CD20 x CD3), a clinical-stage, B-cell depleting bispecific T-cell engager in development for patients with rheumatoid arthritis (RA). Xencor is evaluating plamotamab in an ongoing Phase 1b proof-of-concept study, for patients with RA who have progressed through prior standard-of-care treatment. We plan to:
•Provide an update on progress achieved in the Phase 1b study of plamotamab in RA in 2H26
XmAb657 (CD19 x CD3), a clinical-stage, potent, extended half-life B-cell depleting bispecific T-cell engager in development for patients with idiopathic inflammatory myopathies (IIM). In the fourth quarter of 2025, Xencor initiated a Phase 1 proof-of-concept study of XmAb657 for patients with IIM. We plan to:
•Provide an update on progress achieved in the Phase 1 study of XmAb657 in 2H26
Two Differentiated, Potentially Best-in-Class Therapeutic Options for Inflammatory Bowel Disease
XmAb942 (Xtend™ anti-TL1A), a potential best-in-class, high-potency, extended half-life antibody in development for patients with inflammatory bowel disease. Xencor is conducting the global XENITH-UC Study, a Phase 2b study of XmAb942 in ulcerative colitis (UC). XENITH-UC is a randomized, double-blind, placebo-controlled trial in patients with moderate-to-severe UC, whose disease has progressed after at least one conventional or advanced therapy. Patient enrollment in the study is ongoing. We plan to:
•Present final results from the Phase 1 study of XmAb942 in healthy volunteers in 1H26
•Provide an update on progress achieved in the XENITH-UC study near year-end 2026
XmAb412 (TL1A x IL23p19), a bispecific antibody for dual targeting of important inflammatory pathways in autoimmune and inflammatory disease, while avoiding the complexities of dosing and formulary access for two separate TL1A and IL23 targeted drugs. XmAb412 was selected as the lead candidate in 2025. We plan to:
•Present preclinical characterization of XmAb412 in 1H26
•Initiate a first-in-human study of XmAb412 in 2H26
Preliminary Cash Position and Financial Guidance
Xencor’s broad development portfolio is supported by a strong financial position. Xencor ended the fourth quarter of 2025 with unaudited cash, cash equivalents and marketable debt securities expected to be approximately $611 million. Based on current operating plans, Xencor expects to have sufficient cash resources to fund research and development programs and operations through 2028.
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and multiple XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein’s structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Fiscal Year 2025 Preliminary Financial Results
The financial information included herein for the fiscal year ended December 31, 2025, including the estimate of Xencor’s cash, cash equivalents, and marketable debt securities as of December 31, 2025, is preliminary, unaudited and subject to completion, including the completion of year-end closing procedures as of and for the year ended December 31, 2025. As a result, the unaudited preliminary balance set forth above reflects Xencor’s preliminary estimate with respect to such information, based on information currently available to management, and may vary from Xencor’s actual financial position as of December 31, 2025.
Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” “indicates,” “supports,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to, statements regarding our expectations regarding regulatory and partnership milestone achievements, clinical pipeline advancements and our ability to fund our research and development programs through 2028, the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics, the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, the risk of loss of key members of management, the risk that the fair value of our marketable equity securities will decline and the risks, uncertainties and other factors described under the heading “Risk Factors” in Xencor's annual report on Form 10-K for the year ended December 31, 2024 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Xencor undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.
Contacts
Charles Liles
cliles@xencor.com
(626) 737-8118
For media:
Cassidy McClain
Inizio Evoke
cassidy.mcclain@inizioevoke.com
(619) 694-6291